Exhibit 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94096) of our report, dated February 8, 2002 on the consolidated financial statements of Main Street Trust, appearing in the Annual Report on Form 10-K.


/s/ McGladrey & Pullen, LLP


Champaign, Illinois
March 28, 2002